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                                                                  EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                   ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2004 (except for Note 17, as to which the date is July , 2004) in Amendment No. 1 to the Registration Statement
(Form S-1 No. 333-116027) and related Prospectus of Beacon Roofing
Supply, Inc. dated July 9, 2004.

                                                            Ernst & Young LLP

Boston, Massachusetts

The foregoing consent is in the form that will be signed upon completion of the stock split described in Note 17 to the consolidated financial statements.

                                                        /s/ Ernst & Young LLP

Boston, Massachusetts
July 8, 2004